UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 21, 2009

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona	85008
(Address of principal executive offices)	(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

The following “Description of Common Stock” is filed for purposes of updating and superseding the description of the common stock of ON Semiconductor Corporation (the “Company”, “we”, “us”, “our”), contained in our registration statement on Form 8-A12G, filed with the Securities and Exchange Commission (the “Commission”) on April 21, 2000.

DESCRIPTION OF COMMON STOCK

In the paragraphs below, we describe our common stock. However, this summary does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, the provisions of our amended and restated certificate of incorporation and amended and restated bylaws, copies of which have been filed with the Commission, and the applicable provisions of the Delaware General Corporation Law (“DGCL”).

Authorized Capital Stock

The Company’s amended and restated certificate of incorporation provides that the total number of shares of capital stock that may be issued by the Company is 750,100,000, and the number of authorized shares and the par value of the shares of each such class are as follows:

Class	No. of Shares Authorized	Par Value
Common	750,000,000	$0.01

Preferred	100,000	$0.01

Description of the Company’s Common Stock

Voting Rights

General

Except as otherwise provided by law or as set forth in the Company’s amended and restated certificate of incorporation or as otherwise provided by any outstanding series of preferred stock, the holders of the Company’s common stock will have general voting power on all matters as a single class.

Votes Per Share

On each matter to be voted on by the holders of the Company’s common stock, each outstanding share of the Company’s common stock will be entitled to one vote per share.

Cumulative Voting

Holders of the Company’s common stock are not entitled to cumulative voting of their shares in elections of directors.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the Company, the prior rights of the Company’s creditors and the liquidation preference of any preferred stock then outstanding must first be satisfied. The holders of common stock will be entitled to share in the remaining assets of the Company on a pro rata basis.

Dividends

Subject to any preferential rights of any series of preferred stock, holders of shares of common stock will be entitled to receive dividends on the stock out of assets legally available for distribution when, as and if authorized and declared by our Board of Directors. The payment of dividends on the common stock will be a business decision to be made by our Board of Directors from time to time based upon results of our operations and our financial condition and any other factors as our Board of Directors considers relevant. Payment of dividends on the common stock may be restricted by loan agreements, indentures and other transactions entered into by us from time to time. In addition, our principal income consists of dividends paid to us by our subsidiaries. Our subsidiaries’ ability to pay dividends could be limited or restricted from time to time by loan agreements, indentures and other transactions or by law or regulatory authorities.

Preemptive and Other Rights

No holder of shares of any class or series of capital stock of the Company has any preemptive right to subscribe for, purchase or otherwise acquire shares of any class or series of capital stock of the Company. The common stock has no conversion rights and is not subject to redemption. All outstanding shares of common stock are fully paid and nonassessable.

Preferred Stock

The Company’s amended and restated certificate of incorporation grants our Board of Directors authority, without any further action by our shareholders, to issue up to 100,000 shares of preferred stock from time to time in one or more series and to fix the designations and the relative rights, preferences and limitations of the shares of each series, including voting rights, dividend rights, dividend rates, conversion rights, terms of redemption, redemption prices, liquidation preferences and the number of shares in each series. The issuance of preferred stock with voting rights could have an adverse effect on the voting power of holders of common stock by increasing the number of outstanding shares having voting rights. In addition, if our Board of Directors authorizes preferred stock with conversion rights, the number of shares of common stock outstanding could potentially be increased up to the authorized amount. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of common stock. Any such issuance could also have the effect of delaying, deterring or preventing a change in control and may adversely affect the rights of holders of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common stock is currently Computershare Investor Services, LLC, but this may change from time-to-time.

Anti-Takeover Provisions

The DGCL and the Company’s amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could discourage or make more difficult a change in control of the Company, including an acquisition of the Company by means of a tender offer, an acquisition of the Company by means of a proxy contest and removal of the Company’s incumbent officers and directors, without the support of the Board of Directors of the Company. A summary of these provisions follows.

Election and Removal of Directors

The Company’s Board of Directors is divided into three classes. The directors in each class will serve for a three-year term, one class being elected each year by the Company’s stockholders. Directors may be removed only for “cause” by the affirmative vote of 66   2/3% of the voting power of the Company’s capital stock entitled to vote in the election of directors. This system of electing and removing directors may discourage a third party from making a tender offer or otherwise attempting to obtain control of the Company because it generally makes it more difficult for stockholders to replace a majority of the directors.

Stockholder Meetings

Under the Company’s amended and restated bylaws, only the Company’s Board of Directors or the chairman of the Company’s Board of Directors may call special meetings of stockholders, and any business conducted at any special meeting will be limited to the purpose or purposes specified in the order calling for the special meeting.

Requirements for Advance Notification of Stockholder Nominations and Proposals

The Company’s amended and restated bylaws contain provisions requiring stockholders to give advance written notice to the Company of a proposal or director nomination in order to have the proposal or the nominee considered at an annual meeting of stockholders. The written notice must usually be given not less than 90 nor more than 120 days before the first Tuesday in June (or, if the Board of Directors has designated another date for an annual meeting, not less than 90 nor more than 120 days before such date, or, if such other date has not been publicly disclosed or announced at least 105 days in advance, then not less than 15 days after the initial public disclosure or announcement of the date), and must set forth a brief description of the proposal, the name and address of the stockholder, the class and number of shares owned by the stockholder and any material interest of the stockholder in such proposal.

Elimination of Stockholder Action by Written Consent

The Company’s amended and restated certificate of incorporation requires stockholder action to be taken only at an annual or a special meeting of stockholders and does not permit stockholders to act by written consent.

Undesignated Preferred Stock

As noted above, the Company’s amended and restated certificate of incorporation authorizes the issuance of undesignated or “blank check” preferred stock. The authorization of blank check preferred stock makes it possible for the Company’s Board of Directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of the Company. These and other provisions may have the effect of deferring hostile takeovers or delaying, deterring or preventing a change in control or management of the Company.

Amendment of Charter or Bylaw Provisions

The amendment of any of the above provisions (other than the provisions establishing the undesignated preferred stock) would require approval by holders of at least 66  2/3% of the outstanding common stock.

Business Combinations with Interested Stockholders

The Company’s amended and restated certificate of incorporation provides that Section 203 of the DGCL shall not apply to or govern the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: May 21, 2009	By:	/s/ GEORGE H. CAVE
George H. Cave
Senior Vice President, General Counsel, Chief Compliance and Ethics Officer, and Secretary